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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Odetics, Inc. 1997 Stock Incentive Plan, of our reports dated April 29, 1997, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


Orange County, California
January 20, 1998